Third Amendment and Restatement Agreement
between
Harmony Gold Mining Company Limited
The Original Guarantors listed in Part 1 of Schedule 1 hereto
The Additional Guarantors listed in Part 2 of Schedule 1 hereto
and
Nedbank Limited (acting through its Corporate and Investment Banking division)

Contents

1	Definitions and interpretation 2

2	Introduction 4

3	Conditions precedent 4

4	Amendment and restatement 5

5	Acknowledgement regarding Transaction Security 5

6	Governing law 5

7	Jurisdiction 6

8	Severability 6

9	General 6

10	Counterparts 6

Schedule 1 Part 1: Original Guarantors	5

Part 2: Additional Guarantors	5

Schedule 2 Conditions Precedent Documents	6

Annexure A Third Amended and Restated ZAR Facility Agreement	16

Execution
Norton Rose Fulbright South Africa Inc
Our ref: NED4318

Third Amendment and Restatement Agreement

Parties	Harmony Gold Mining Company Limited (as Borrower)
The Original Guarantors listed in Part 1 of Schedule 1 hereto (as Original Guarantors)
The Additional Guarantors listed in Part 2 of Schedule 1 hereto (as Additional Guarantors)
Nedbank Limited (acting through its Corporate and Investment Banking division) as arranger and lender under the Original ZAR Facility Agreement (the Original ZAR Lender)
Nedbank Limited (acting through its Corporate and Investment Banking division) as hedge provider under the Original ZAR Facility Agreement (the Original Hedge Provider)
Nedbank Limited (acting through its Corporate and Investment Banking division) (as Facility Agent)
It is agreed

1	Definitions and interpretation

1.1	Definitions

(1)	In this Agreement, unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

(a)	Agreement means this Third Amendment and Restatement Agreement and its Schedules and Annexure;

(b)	Amendment and Restatement Documents means:

(i)	this Agreement;

(ii)	the Third Amended and Restated ZAR Facility Agreement; and

(iii)	each Australian and PNG Security Document;
and Amendment and Restatement Document means any of them as the context requires;

(c)	Australian and PNG Security Documents means:

(i)
the Western Australian-law governed document entitled “Deed of variation and confirmation of Australian securities – Harmony Gold Mining” dated on or about the Signature Date between each of Aurora Gold Ltd ABN 82 006 568 850, Aurora Gold (Wafi) Pty. Ltd. ABN 29 100 237 741 and Harmony Gold (PNG Services) Pty Limited ABN 23

083 828 853 as a Security Provider and Nedbank as Security Trustee; and

(ii)
the Papa New Guinea law governed document entitled “Deed of variation and confirmation of PNG securities – Harmony Gold Mining” dated on or about the Signature Date between each of Aurora Gold (Wafi) Pty. Ltd. ABN 29 100 237 741 and Harmony Gold (PNG Services) Pty Limited ABN 23 083 828 853 as a Security Provider and Nedbank as Security Trustee;

(d)	Borrower means Harmony Gold Mining Company Limited (registration number 1950/038232/06), a public company duly incorporated in accordance with the company laws of South Africa;

(e)	Conditions Precedent Documents means the documents and evidence listed in Schedule 2 (Conditions Precedent Documents);

(f)	Effective Date means the date on which the Facility Agent provides the notification under clause 3.1 below;

(g)	Facility Agent means the Facility Agent as defined in the Original ZAR Facility Agreement;

(h)	Finance Documents means the Finance Documents as defined in the Original ZAR Facility Agreement;

(i)	Intercreditor Agreement means Intercreditor Agreement as defined in the Original ZAR Facility Agreement;

(j)	Nedbank means Nedbank Limited (registration number 1951/000009/06), a public company duly incorporated in accordance with the laws of South Africa;

(k)	Obligors means the Borrower, each Original Guarantor and each Additional Guarantor and Obligor means any of them as the context requires;

(l)
Original ZAR Facility Agreement means the written agreement entitled ZAR1 300 000 000 revolving credit facility agreement entered into on or about 20 December 2013 between, amongst others, the Borrower, the Original Guarantors, the Original ZAR Lender and the ZAR Facility Agent, as amended and restated on or about 5 February 2015 and on or about 30 June 2016, and as further amended on or about 23 December 2016;

(m)	Party means a party to this Agreement and Parties means, as the context requires, all of them;

(n)	Signature Date means the date of the signature of the Party last signing this Agreement in time; and

(o)	Third Amended and Restated ZAR Facility Agreement has the meaning given to it in clause 4.1 (Amendment and restatement) below.

1.2	Construction

(1)	Unless a contrary indication appears, a reference in this agreement to:

(a)	any Party or any other person shall be construed to include its successors in title, permitted assigns and permitted transferees and, in the case of the

Facility Agent, any person for the time being appointed as ZAR Facility Agent in accordance with the Finance Documents;

(b)
a Finance Document or any other agreement or instrument is a reference to the Finance Document (as applicable) or other agreement or instrument as in force for the time being and as from time to time amended, restated, supplemented or novated (however fundamentally including by any increase in amounts owing or available to be utilised under such document or any change to the parties thereto);

(c)
a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(d)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(e)	a provision of law is a reference to that provision as amended or re-enacted;

(f)	a time of the day is a reference to Johannesburg time;

(g)	including means including without limitation; and

(h)	words importing the plural shall include the singular and vice versa.

(2)	Clause, Schedule and Annexure headings are for ease of reference only.

1.3	Third party rights

(1)	Except as expressly provided for in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a party to this Agreement.

(2)
Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time except to the extent that the relevant variation or rescission (as the case may be) relates directly to the right conferred upon any applicable third party under a stipulation for the benefit of that party that has been accepted by that third party.

2	Introduction

2.1	The relevant Parties entered into the Original ZAR Facility Agreement.
The Parties have agreed to amend and restate Original ZAR Facility Agreement on the terms and conditions set out in this Agreement.

3	Conditions precedent

3.1
The amendment and restatement of the Original ZAR Facility Agreement constituted hereby shall not be of any force or effect unless and until the Facility Agent has confirmed to the Borrower in writing that:

(1)	it has received all of the Conditions Precedent Documents and that each such document is, in form and substance, satisfactory to the Facility Agent; or

(2)
to the extent that any Conditions Precedent Document is not in form and substance satisfactory to the Facility Agent or has not been delivered to the Facility Agent, delivery of that Conditions Precedent Document in a form and substance satisfactory to the Facility Agent or at all has been waived by the Facility Agent pursuant to clause 3.2.

3.2	Satisfaction of the conditions set out in clause 3.1 in whole or in part may be waived only by the Facility Agent by written notice to the Borrower.

3.3
Waiver of the conditions set out in clause 3.1 pursuant to clause 3.2 shall not prejudice the right of the Facility Agent to require subsequent fulfilment of such conditions if, and to the extent that, they are then reasonably capable of such fulfilment; provided that the requirement for and the terms of such subsequent fulfilment is or are specified in writing by the Facility Agent when the waiver is made pursuant to clause 3.2.

3.4
If the Effective Date has not occurred before 23 February 2017 (or such later date as may be agreed in writing between the Facility Agent (acting on behalf of the ZAR Finance Parties) and the Borrower, this Agreement and the Third Amended and Restated ZAR Facility Agreement shall immediately be cancelled and the amendment and restatement contemplated in clause 4 (Amendment and restatement) below shall be of no force or effect.

4	Amendment and restatement

4.1
The Parties hereby acknowledge and agree that, with effect from the Effective Date, the Original ZAR Facility Agreement is amended and restated in the form set out in Annexure A hereto (Third Amended and Restated ZAR Facility Agreement) so that it shall be read and construed for all purposes in accordance with the Third Amended and Restated ZAR Facility Agreement.

4.2
The Original ZAR Facility Agreement (including any rights accrued or obligations incurred thereunder) remains of force and effect and is not novated, but is being amended and restated pursuant to this Agreement, and is constituted by the Third Amended and Restated ZAR Facility Agreement.

5	Acknowledgement regarding Transaction Security
With effect from the Effective Date, any references in any of the Finance Documents to Finance Documents and to Finance Parties, as the case may be, shall be construed as a reference to Finance Documents or Finance Parties, as applicable, as defined in the Third Amended and Restated ZAR Facility Agreement, it always having been and remaining the intention of the Parties that the Transaction Security would be given for the obligations of the relevant Obligors to the Finance Parties under the Finance Documents as such terms are defined from time to time and in relation to the Finance Documents as they may exist from time to time, including underlying documents which are designated as Finance Documents.

6	Governing law
The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

7	Jurisdiction

5

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from this Agreement.

8	Severability
Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties hereto acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

9	General

9.1
This Agreement as read together with the Third Amended and Restated ZAR Facility Agreement to the extent required, constitutes the sole record of the agreement between the Parties in regard to the subject matter of this Agreement.

9.2	No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

9.3
No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

10	Counterparts
This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

6

Schedule 1
Part 1: Original Guarantors

Name of Original Guarantor	Registration number (or equivalent, if any)
African Rainbow Minerals Gold Limited	1997/015869/06
Freegold (Harmony) Proprietary Limited (formerly known as ARMgold/Harmony Freegold Joint Venture Company Proprietary Limited)	2001/029602/07
Randfontein Estates Limited	1889/000251/06
Avgold Limited	1990/007025/06
Harmony Copper Limited	2014/121930/06
Aurora Gold (Wafi) Pty. Ltd.	Australian Business Number 29 100 237 741
Harmony Gold (PNG Services) Pty Limited	Australian Business Number 23 083 828 853
Aurora Gold Limited	Australian Business Number 82 006 568 850
Abelle Limited	Australian Business Number 69 087 480 902

Part 2: Additional Guarantors

Name of Additional Guarantor	Registration number (or equivalent, if any)
Morobe Consolidated Goldfields Limited	1-12047
Morobe Exploration Limited	1-63559
Wafi Mining Limited	1-11452

Schedule 2

Conditions Precedent Documents

1	Constitutional documents and corporate authorisations

1.1	A certificate from each Obligor (signed by a director) confirming that there has been no changes to its constitutional documents.

1.2	A copy of a resolution of the board of directors of each Obligor:

(1)
approving the terms of, and the transactions contemplated by, the Amendment and Restatement Documents to which it is a party and resolving that it execute the Amendment and Restatement Documents to which it is a party;

(2)	authorising a specified person or persons to execute the Amendment and Restatement Documents to which it is a party on its behalf;

(3)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Amendment and Restatement Documents to which it is a party; and

(4)	as may be required to comply with section 45 and 46 of the Companies Act, 2008 (Companies Act) or any provision of any applicable company legislation and regulations in Australia or Papua New Guinea.

1.3	A specimen of the signature of each person authorised by the resolution referred to in clause 1.2(2) above.

1.4
To the extent required with reference to the constitutional documents of an Obligor or by law (including under section 45 and 46 of the Companies Act), a copy of a resolution duly passed by the holders of the issued shares of that Obligor, approving the terms of, and the transactions contemplated by, the Amendment and Restatement Documents to which that Obligor is a party.

1.5
A certificate from each Obligor (signed by a director) confirming that entering into of the Amendment and Restatement Documents to which it is a party would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

1.6
A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Effective Date.

2	Amendment and Restatement Documents
The Facility Agent shall have received duly executed originals of:

2.1	this Agreement; and

2.2	to the extent applicable, each other Amendment and Restatement Document.

3	Legal opinions

3.1	A legal opinion of Norton Rose Fulbright South Africa Inc, legal advisers to the Finance Parties in South Africa, in a form acceptable to the Finance Parties.

3.2	A legal opinion of Norton Rose Fulbright Australia, legal advisers to the Finance Parties in Australia, in a form acceptable to the Finance Parties.

3.3	A legal opinion of Cliffe Dekker Hofmeyr Inc, legal advisers to the Obligors in South Africa, in a form acceptable to the Finance Parties.

3.4	A legal opinion of Leahy Lewin Lowing Sullivan Lawyers, legal advisers to the Finance Parties in Papua New Guinea, in a form acceptable to the Finance Parties.

3.5	A legal opinion of Ashurst Australia, legal advisers to the Obligors in Australia, in a form acceptable to the Finance Parties.

3.6	A legal opinion of Ashurst PNG, legal advisers to the Obligors in Papua New Guinea, in a form acceptable to the Finance Parties.

4	Other documents and evidence

4.1
A copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Amendment and Restatement Document or for the validity and enforceability of any Amendment and Restatement Document, including but not limited to:

(1)	any approvals required from the Financial Surveillance Department of the South African Reserve Bank;

(2)	any approvals required from the Bank of Papua New Guinea,
or confirmation from the Obligors’ legal advisers that no such authorisations or other documents, opinions or assurances are required for the validity and enforceability of any Amendment and Restatement Document.

5	Consents under Intercreditor Agreement
Any consents required to be obtained under the Intercreditor Agreement for the entry into of the Amendment and Restatement Documents have been obtained.

6	Representations
The representations and warranties given by the Obligors in clause 20 (Representations) of the Third Amended and Restated ZAR Facility Agreement shall be correct in all material respects as at the Effective Date and the Finance Parties shall have received a certificate of an Authorised Signatory of each Obligor, addressed to the Finance Parties, to such effect.

7	No default
The Finance Parties shall have received a certificate of an Authorised Signatory of each Obligor, addressed to the Finance Parties, to the affect that no Event of Default has occurred which is continuing.

8	No material adverse change
The Finance Parties are satisfied that no Material Adverse Effect has occurred.

9	KYC
Such documentation and other evidence as is reasonably requested by either Facility Agent (for itself or on behalf of any other Finance Party) in order for such Facility Agent and each other Finance Party to carry out and be satisfied it has complied with all necessary know your customer or similar identification procedures under applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the Amendment and Restatement Documents.

Signature pages

Borrower

Signed at ________________ on the __________ day of _________________ 2017.
For and on behalf of
Harmony Gold Mining Company Limited

/s/ Peter Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott ____
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Original Guarantors

Signed at ________________ on the __________ day of _________________ 2017.
For and on behalf of
Freegold (Harmony) Proprietary Limited (formerly known as Armgold/Harmony Freegold Joint Venture Company Proprietary Limited)

/s/ Peter Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott ____
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Signed at ________________ on the __________ day of _________________ 2017.

For and on behalf of
Randfontein Estates Limited

/s/ Peter Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott ____
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Signed at ________________ on the __________ day of _________________ 2017.
For and on behalf of
Avgold Limited

/s/ Peter Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott ____
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Signed at ________________ on the __________ day of _________________ 2017.
For and on behalf of
African Rainbow Minerals Gold Limited

/s/ Peter Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott ____
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Signed at ________________ on the __________ day of _________________ 2017.
For and on behalf of
Harmony Copper Limited

/s/ Peter Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott ____
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Signed by Aurora Gold (Wafi) Pty. Ltd.
ABN 29 100 237 741 in accordance with

section 127 of the Corporations Act 2001

at ________________ on the __________ day of _________________ 2017.

___________________________            ___________________________
Director/company secretary                Director

___________________________            ___________________________
Name of director/company secretary            Name of director
(BLOCK LETTERS)                    (BLOCK LETTERS)

Signed by Harmony Gold (PNG Services) Pty Limited

ABN 23 03 828 853 in accordance with

section 127 of the Corporations Act 2001

at ________________ on the __________ day of _________________ 2017.

___________________________            ___________________________
Director/company secretary                Director

___________________________            ___________________________
Name of director/company secretary            Name of director
(BLOCK LETTERS)                    (BLOCK LETTERS)

Signed by Aurora Gold Limited
ABN 82 006 568 850 in accordance with

section 127 of the Corporations Act 2001

at ________________ on the __________ day of _________________ 2017.

___________________________            ___________________________
Director/company secretary                Director

___________________________            ___________________________
Name of director/company secretary            Name of director
(BLOCK LETTERS)                    (BLOCK LETTERS)

Signed by Abelle Limited
ABN 69 087 480 902 in accordance with

section 127 of the Corporations Act 2001

at ________________ on the __________ day of _________________ 2017.

___________________________            ___________________________
Director/company secretary                Director

___________________________            ___________________________
Name of director/company secretary            Name of director

(BLOCK LETTERS)                    (BLOCK LETTERS)

Additional Guarantors

Signed by Morobe Consolidated Goldfields Limited

Company Number 1-12047

at ________________ on the __________ day of _________________ 2017.

___________________________            ___________________________
Director/company secretary                Director

___________________________            ___________________________
Name of director/company secretary            Name of director
(BLOCK LETTERS)                    (BLOCK LETTERS)

Signed by Morobe Exploration Limited
Company Number 1-63559

at ________________ on the __________ day of _________________ 2017.

___________________________            ___________________________
Director/company secretary                Director

___________________________            ___________________________
Name of director/company secretary            Name of director
(BLOCK LETTERS)                    (BLOCK LETTERS)

Signed by Wafi Mining Limited
Company Number 1-11452

at ________________ on the __________ day of _________________ 2017.

___________________________            ___________________________
Director/company secretary                Director

___________________________            ___________________________
Name of director/company secretary            Name of director
(BLOCK LETTERS)                    (BLOCK LETTERS)

Original Lender

Signed at ________________ on the __________ day of _________________ 2017.

For and on behalf of
Nedbank Limited (acting through its Corporate and Investment Banking division)

____________________________
Name:
Capacity:
Who warrants authority

____________________________
Name:
Capacity:
Who warrants authority

Original Hedge Provider

Signed at ________________ on the __________ day of _________________ 2017.

For and on behalf of
Nedbank Limited (acting through its Corporate and Investment Banking division)

____________________________
Name:
Capacity:
Who warrants authority

____________________________
Name:
Capacity:
Who warrants authority

Facility Agent

Signed at ________________ on the __________ day of _________________ 2017.

For and on behalf of
Nedbank Limited (acting through its Corporate and Investment Banking division)

____________________________
Name:
Capacity:
Who warrants authority

____________________________
Name:
Capacity:
Who warrants authority

Annexure A
Third Amended and Restated ZAR Facility Agreement